Exhibit 99.1

                                        PRESS RELEASE
                                        FOR IMMEDIATE RELEASE

Beazer Homes Reports Fiscal Second Quarter 2007 Financial Results

ATLANTA, April 26, 2007-- Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced financial results for the quarter ended March 31, 2007. Summary results of the quarter are as follows:

Quarter Ended March 31, 2007
■
Reported net loss of $(43.1) million, or $(1.12) per share, including charges related to inventory impairments, impairments from joint ventures, and abandonment of land option contracts totaling $86.9 million on a pre-tax basis. Excluding charges for inventory impairments, impairments of investments in joint ventures and abandonment of land option contracts, adjusted net income was $11.2 million, or $0.30 per diluted share. For the second quarter of the prior year, net income was $104.4 million, or $2.35 per diluted share.

■	Home closings: 2,743 homes, compared to 4,273 in the second quarter of the prior year.
■	Total revenues: $826.3 million, compared to $1.27 billion in the second quarter of the prior year.
■	New orders: 4,085 homes, compared to 4,224 in the second quarter of the prior year.
■	Lots under control totaled 79,528 at 3/31/07, a 24% decline from the prior year.
■	Unsold finished homes and total unsold homes declined 47% and 20%, respectively from the first quarter of fiscal 2007.
■	Net debt to capitalization was 49.1% as of 3/31/07.
■	Backlog at 3/31/07: 5,563 homes with a sales value of $1.67 billion compared to 9,227 homes with a sales value of $2.79 billion in the prior year.

“We continued to experience extremely challenging operating conditions during our second quarter of fiscal 2007” said President and Chief Executive Officer, Ian J. McCarthy. “Most housing markets across the country continue to experience lower levels of demand coupled with higher levels of inventory, resulting in increased competition and continued significant discounting. While we were pleased with the level of new orders we achieved this quarter, at this point in the traditional spring selling season we still have yet to see any meaningful evidence of a sustainable recovery in the housing market, and we expect current conditions will continue to put pressure on homebuilders’ operating results.”

Total home closings of 2,743 during the second quarter of fiscal 2007 were 36% below the prior fiscal year’s second quarter record. Net new home orders totaled 4,085 homes for the quarter, a decline of 3% from the second quarter record of the prior fiscal year. The cancellation rate for the second quarter was 29%, compared to 33% in the prior year’s second quarter. The cancellation rate was also lower sequentially from 43% in the first quarter of fiscal 2007.

“During the second quarter, we continued to focus on initiatives aimed at strengthening our financial capabilities and positioning ourselves for a significantly more competitive environment as we entered the spring selling season. These initiatives include ongoing comprehensive reviews of our direct costs, converting existing backlog into closings and reducing unsold home inventories through integrated national marketing and promotion efforts,” McCarthy continued. “We believe this disciplined approach, coupled with our broad geographic and product diversity, positions us well for the continuing difficult market environment and the eventual upturn. We maintain that the long-term industry fundamentals, based on demographic driven demand and employment trends, together with further supply constraints, remain compelling.”

The Company remains focused on reducing costs throughout the business and maintaining a strong balance sheet and liquidity during the challenging business environment, in an effort to position the Company to capitalize on future opportunities which will arise when the housing market recovers. The Company has proactively reduced its controlled lot count by over 24% compared to March of the prior year. The Company remains committed to aligning its land supply and inventory levels to current expectations for home closings, and continues to exercise caution and discipline with regard to land and land development spending.

During the second quarter, margins continued to be negatively impacted by both higher levels of discounting and reduced revenue volume as compared to the same period a year ago. In addition, the Company incurred pre-tax charges to abandon land option contracts, to recognize inventory impairments, and to record impairments in investments in joint ventures of $19.1 million, $60.8 million, and $7.1 million, respectively. The results for the second quarter also included a $6.0 million reduction of the warranty accrual for the remediation of homes in connection with the Trinity Homes class action settlement in October 2004, based on a reduction in the estimated remaining remediation costs.

United States Attorney Inquiry and Outstanding Litigation
As previously disclosed, Beazer Homes has received a subpoena from the United States Attorney’s office in the Western District of North Carolina, seeking the production of documents focusing on the Company’s mortgage origination services and, together with certain of its subsidiaries and current and former officers, has been named as a defendant in a putative securities class action lawsuit and a putative homeowner class action lawsuit. The Company has also recently learned that a second punitative homeowner class action lawsuit has been filed in South Carolina and that it has been named as a nominal defendant in a shareholder derivative complaint filed against certain of its current and former executive officers and directors claiming violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 and breaches of fiduciary duty based on matters related to the Company’s mortgage origination business. The Company is cooperating with the United States Attorney and the document production request and intends to vigorously defend each of the lawsuits. The Audit Committee of the Beazer Homes Board of Directors has initiated an internal review of Beazer Homes’ mortgage origination business and related matters and has retained independent legal counsel and an independent financial consultant to assist with that review. The U.S. Attorney inquiry and the related internal review by the Audit Committee and the three lawsuits are in their early stages. At this time, the Company cannot predict the outcome of these matters or the length of time it will take to resolve them.

Fiscal 2007 Outlook
The current housing market environment continues to be characterized by lower demand and higher inventories, with heavy discounting needed to drive meaningful sales volume. Given current market conditions, and the low visibility as to when conditions may improve, the Company is not comfortable at this time updating its earnings per share outlook for fiscal 2007 and is withdrawing its previously-issued outlook.

During this period, the Company will focus on maintaining balance sheet strength, continue to reduce costs, and maximize its financial resources to better position the Company to take advantage of those opportunities that will arise when conditions stabilize. Steps taken to date to align the Company’s cost structure with the current environment are consistent with the Company’s goal to be in the top quartile of its peer group with respect to margins and returns.

Conference Call
The Company will hold a conference call today, April 26 2007, at 10:00 AM ET to discuss the results and take questions. You may listen to the conference call and view the Company’s slide presentation over the internet by going to the “Investor Relations” section of the Company’s website at www.beazer.com. To access the conference call by telephone, listeners should dial 888-405-9176. To be admitted to the call, verbally supply the passcode "BZH". A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 888-562-4353 (available until 5:00 PM ET on May 3, 2007), or visit www.beazer.com.

Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country’s ten largest single-family homebuilders with operations in Arizona, California, Colorado, Delaware, Florida, Georgia, Indiana, Kentucky, Maryland, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and West Virginia and also provides mortgage origination and title services to its homebuyers. Beazer Homes, a Fortune 500 Company, is listed on the New York Stock Exchange under the ticker symbol “BZH.”

Use of Non-GAAP Financial Information
In addition to the results in this press release reported in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company has provided information regarding adjusted net income and earnings per share which excludes the effects of charges for inventory impairments, impairments in investments in joint ventures and abandonment of land option contracts recorded during the second quarters of fiscal 2007 and fiscal 2006. Management believes that these adjusted financial results are useful to both management and investors in the analysis of the Company’s financial performance when comparing it to prior periods and that they provide investors with an important perspective on the current underlying operating performance of the business by isolating the impact of non-cash charges related to inventory valuation.

Below is a reconciliation of these non-GAAP financial measures for the quarters ended March 31, 2007 and March 31, 2006 to the most directly comparable financial measures calculated and presented in accordance with GAAP:

	Quarter Ended March 31, 2007	Quarter Ended March 31, 2006
(in thousands, except per share data)

Reported net (loss) income	$(43,089)	$104,351
Reported net (loss) income per common share	($1.12)	$2.35

Adjusted Net Income and Earnings Per Share:
Reported net (loss) income	$(43,089)	$104,351
After-tax charges for inventory impairments, impairments of investments in joint ventures
and abandonment of land option contracts	54,334	6,002
Adjusted net income, excluding charges for inventory impairments, impairments in joint ventures
and abandonment of land option contracts	$11,245	$110,353

After-tax interest add-back to pro-forma net income for
'if converted' treatment of convertible notes in
calculation of diluted net income per common share	$1,347	$1,347

Adjusted diluted net income per common share, excluding charges for inventory impairments,
impairments in joint ventures and abandonment of land option contracts	$0.30	$2.48

Diluted weighted average shares outstanding	42,651	45,066

Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, changes in general economic conditions, changes in levels of customer demand, fluctuations in interest rates, increases in raw materials and labor costs, levels of competition, implementation of overhead realignments and associated costs, potential liability as a result of construction defect, product liability and warranty claims, the outcome of the U.S. Attorney inquiry and related internal review, the class action lawsuits, derivative claims and similar proceedings and other factors described in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 filed with the Securities and Exchange Commission on December 8, 2006 and other reports filed from time to time with the Securities and Exchange Commission.

Contact:  Leslie H. Kratcoski
 Vice President, Investor Relations & Corporate Communications
 (770) 829-3764
                 lkratcos@beazer.com
-Tables Follow-

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA
(Dollars in thousands, except per share amounts)

FINANCIAL DATA
	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
INCOME STATEMENT
Total revenue	$826,295	$1,269,091	$1,629,309	$2,374,707
Home construction and land sales expenses	701,029	944,992	1,363,011	1,774,851
Inventory impairments and option contract abandonments	79,854	9,604	199,777	12,531
Gross profit	45,412	314,495	66,521	587,325

Selling, general and administrative expenses	109,729	149,793	225,097	282,871
Operating (loss) income	(64,317)	164,702	(158,576)	304,454

Equity in (loss) income of unconsolidated joint ventures	(7,692)	330	(10,052)	682
Other income, net	2,694	1,582	4,687	5,685

(Loss) income before income taxes	(69,315)	166,614	(163,941)	310,821
(Benefit) provision for income taxes	(26,226)	62,263	(61,846)	116,557
Net (loss) income	$(43,089)	$104,351	$(102,095)	$194,264

Net (loss) income per common share:
Basic	$(1.12)	$2.58	$(2.66)	$4.77
Diluted	$(1.12)	$2.35	$(2.66)	$4.34

Weighted average shares outstanding, in thousands:
Basic	38,427	40,442	38,353	40,703
Diluted	38,427	45,066	38,353	45,395

Interest incurred	$35,091	$27,903	$69,394	$53,436
Interest amortized to cost of sales	$29,427	$20,542	$49,542	$38,717
EPS interest add back - Convertible Debt	n/a	$1,347	n/a	$2,691
Depreciation and amortization	$2,650	$6,332	$8,929	$11,042

SELECTED BALANCE SHEET DATA	March 31,	September 30,	March 31,
	2007	2006	2006
Cash	$224,482	$172,443	$15,183
Inventory	3,371,581	3,520,332	3,481,162
Total assets	4,191,024	4,559,431	4,111,743
Total debt (net of discount of $3,302, $3,578 and $3,883)	1,762,473	1,838,660	1,514,069
Shareholders' equity	1,603,135	1,701,923	1,576,943

Inventory Breakdown
Homes under construction	$1,186,280	$1,368,056	$1,468,443
Development projects in progress	1,647,947	1,623,819	1,569,384
Unimproved land held for future development	12,095	12,213	63,922
Model homes	62,963	44,803	42,891
Consolidated inventory not owned	462,296	471,441	336,522
	$3,371,581	$3,520,332	$3,481,162

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA
(Dollars in thousands)

OPERATING DATA

	Quarter Ended		Six Months Ended
	March 31,		March 31,
SELECTED OPERATING DATA	2007	2006	2007	2006
Closings:
West region	674	1,246	1,403	2,257
Mid-Atlantic region	209	502	407	955
Florida region	349	536	595	1,013
Southeast region	729	919	1,408	1,785
Other homebuilding	782	1,070	1,590	2,092
Total closings	2,743	4,273	5,403	8,102
New orders, net of cancellations:
West region	1,054	862	1,497	1,938
Mid-Atlantic region	559	517	795	800
Florida region	441	418	534	1,073
Southeast region	1,016	1,148	1,479	2,020
Other homebuilding	1,015	1,279	1,559	2,265
Total new orders	4,085	4,224	5,864	8,096
Backlog units at end of period:
West region	1,269	2,675
Mid-Atlantic region	965	1,038
Florida region	447	1,319
Southeast region	1,392	1,989
Other homebuilding	1,490	2,206
Total backlog units	5,563	9,227
Dollar value of backlog at end of period	$1,669,949	$2,793,519

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA (Continued)
(Dollars in thousands)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
SUPPLEMENTAL FINANCIAL DATA:	2007	2006	2007	2006

Revenues
Homebuilding operations	$777,140	$1,239,859	$1,559,136	$2,313,286
Land and lot sales	41,539	20,596	54,206	45,551
Financial Services	11,226	13,135	22,969	24,113
Intercompany elimination	(3,610)	(4,499)	(7,002)	(8,243)
Total revenues	$826,295	$1,269,091	$1,629,309	$2,374,707
Gross profit
Homebuilding operations	$36,054	$299,226	$41,356	$561,376
Land and lot sales	(1,868)	2,134	2,196	1,836
Financial Services	11,226	13,135	22,969	24,113
Total gross profit	$45,412	$314,495	$66,521	$587,325
Selling, general and administrative
Homebuilding operations	$100,549	$139,605	$207,404	$262,000
Financial Services	9,180	10,188	17,693	20,871
Total selling, general and administrative	$109,729	$149,793	$225,097	$282,871

SELECTED SEGMENT INFORMATION
Revenue:
West region	$266,722	$471,854	$564,629	$840,446
Mid-Atlantic region	102,366	233,108	194,594	432,614
Florida region	106,409	167,769	197,654	313,350
Southeast region	183,626	188,969	338,755	365,902
Other homebuilding	159,556	198,755	317,710	406,525
Financial services	11,226	13,135	22,969	24,113
Intercompany elimination	(3,610)	(4,499)	(7,002)	(8,243)
Total revenue	$826,295	$1,269,091	$1,629,309	$2,374,707

Operating (loss) income
West region	$(20,607)	$87,242	$(47,111)	$150,981
Mid-Atlantic region	(17,221)	53,115	(20,472)	102,616
Florida region	6,773	38,256	(21,720)	68,887
Southeast region	14,705	10,573	23,139	26,676
Other homebuilding	(16,846)	(7,131)	(32,554)	(6,411)
Financial services	2,046	2,947	5,276	3,242
Segment operating (loss) income	(31,150)	185,002	(93,442)	345,991
Corporate and unallocated	(33,167)	(20,300)	(65,134)	(41,537)
Total operating (loss) income	$(64,317)	$164,702	$(158,576)	$304,454